SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2005

California News Tech

(Exact name of registrant as specified in its charter)

Nevada	000-50762	88-0417389
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Van Ness Ave., Suite 406-407, San Francisco, California	94109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415)861-3421

___________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 1, 2005, we entered into a loan agreement (the “Agreement”) with Mr. George Grus. Under the terms of the Agreement, Mr. Grus provided us with a $25,000 loan with interest at an annual rate of 6% or $750 for 6 months. The total outstanding balance of this loan is due and payable at the end of 6 months from the date of this note or on December 31, 2005, whichever is later. Under the terms of the Agreement, Mr. Grus has the option on the maturity date to demand that the outstanding balance together with interest be fully paid in cash or, in lieu of cash, be fully paid by the issuance of 25,000 restricted shares of our common stock with warrants to purchase 25,000 shares of our common stock at the exercise price of $2.00 per share exercisable for a period of 5 (five) years from issuance.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

10.1	Loan Agreement and Promissory Note

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
California News Tech

/s/Marian Munz
     Marian Munz, President, Chief Executive Officer & Director

Date: August 31, 2005